EXHIBIT 99.1

SMTC Corporation Reports Third Quarter Results

TORONTO, Nov. 11, 2019 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider and winners of the Frost & Sullivan’s 2019 Best Practices Award for Customer Value Leadership in the Electronics Manufacturing Services Industry, today announced its third quarter 2019 results.

Third Quarter Financial Highlights

$s in millions	Q3 2019	Q3 2018 (as reported)	Change	Q3 2018 Proforma[1]	Change
Revenue	$88.7	$53.7	65.2%	$93.7	(5.4%)
Gross Profit	$8.9	$5.2	70.1%	$10.3	(13.3%)
Gross Profit Percentage	10.0%	9.8%		11.0%
Adjusted Gross Profit[2]	$10.8	$5.1	109.6%	$10.2	5.8%
Adjusted Gross Profit Percentage[2]	12.1%	9.6%		10.8%
Net Income (Loss)	($5.7)	$0.9		$1.2	nm
Adjusted Net Income[2]	$2.1	$0.9	139.3%	$1.2	177.3%
Adjusted EBITDA[2]	$6.3	$2.4	161.1%	$5.5	13.6%
Adjusted EBITDA Percentage[2]	7.1%	4.5%		5.9%
Net Debt	$84.4	$11.8		$3.0

1Proforma assumes MC Assembly Holdings, Inc. (“MC Assembly”), acquired on November 9, 2018 had been acquired by SMTC on July 1, 2018, the first day of the third quarter of 2018.

2Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, EBITDA, Adjusted EBITDA and EBITDA Percentage, Proforma Adjusted Gross Profit, Proforma Adjusted Gross Profit Percentage, Proforma Adjusted Net Income, Proforma EBITDA, Proforma Adjusted EBITDA and Adjusted EBITDA Percentage (each defined below) are non-GAAP measures. Please refer to the section below labeled “Non-GAAP Information” and the various reconciliations to the applicable most directly comparable GAAP measures shown below in this press release.

SMTC Corporation (“SMTC”) reported a 65.2% year-over-year increase in revenue, compared to the third quarter of 2018.  On a proforma basis, revenue declined 5.4% compared to the third quarter of 2018. Factors contributing to the year-over-year revenue decline on a proforma basis included customer inventory rebalancing as lead-times in the supply-chain shortened, customer concerns about uncertainties relating to the prolonged impact of tariffs and macro-economic conditions in certain end-markets, including the semiconductor sector which was supply constrained in 2018.

Adjusted EBITDA increased from $2.4 million to $6.3 million or by 161.1% and from $5.5 million to $6.3 million on a proforma basis or 13.6%, compared to the third quarter of 2018 as noted in the table above. The improvement in Adjusted EBITDA was due to gains from operational efficiencies and synergies achieved and increased scale from the completed integration of MC Assembly following the November 2018 acquisition.

“One year since closing on the acquisition of MC Assembly, we are pleased to report our results on a higher year-to-date revenue base that is allowing us to scale our business.  During the first nine months of 2019 we achieved an increase in our revenues to $282.3 million or 14.5% on a proforma basis and we’ve seen an even steeper improvement to our Adjusted EBITDA, which grew 54% to $17.8 million on a proforma basis,” said Ed Smith, SMTC President and CEO.  “The expansion of our customer base was led by important customer wins in the Aerospace and Defense, Industrial, Power and Clean Technology and Test and Measurement markets over the same period a year ago,” noted Smith.

“Also, as indicated in our September 19, 2019 press release, the current geo-political environment caused a number of our customers to re-source their manufacturing away from vendors who are operating in China, and as a result, we have seen a decline in demand for product built in our China site.  We have been working with our customers to transfer production out of our Dongguan, China manufacturing operations, and we are currently winding down this facility, with completion expected by the end of this year.  Revenue attributable to the Dongguan manufacturing operations accounted for 5.3% of our revenue in the first three quarters of 2019,” said Ed Smith, SMTC President and CEO.

SMTC recorded $5.5 million of charges in the third quarter related to the closure of its China manufacturing operations which includes $3.5 million of non-cash accelerated asset write-downs and $2.0 million of cash-based expenses and employee-related costs.

“Despite current challenges facing the EMS industry, we exited the third quarter in a stronger position to support our growth plans by eliminating our previously outstanding Term B debt and expanding our borrowing capacity under our amended asset-based revolving credit facilities from $45 million to $65 million, along with more favorable financial covenants with our lenders. As we look ahead, we expect another year of growth in 2020 as our funnel of new business continues to grow. With $22 million of new orders already secured, including the $15 million of awards referenced in our September 19th press release, the integration of MC Assembly acquisition completed and our plans to implement further operational efficiencies, we are reiterating our prior 2019 and initial 2020 guidance issued on September 19th and have the elements are now in place to make 2020 a more profitable year,” added Smith.

Financial Results Conference Call

SMTC will host a conference call which will start at 5:00 p.m. Eastern Time on Monday, November 11, 2019. The conference call can be accessed by visiting the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page at https://www.smtc.com/investors/news-events/ir-calendar or dialing 1-877-317-6789 (for U.S. participants) or 1-412-317-6789 (for participants outside of the U.S ten minutes prior to the start of the call and request to join the SMTC Corporation’s Third Quarter 2019 Results Conference Call.

The conference call will be available for rebroadcast from the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page.

Non-GAAP information

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Percentage, Proforma Adjusted Gross Profit, Proforma Adjusted Gross Profit Percentage, Proforma Adjusted Net Income, Proforma Adjusted EBITDA and Adjusted EBITDA Percentage are non-GAAP measures. Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts and amortization of intangible assets. Adjusted Gross Profit Percentage is computed as Adjusted Gross Profit divided by revenue. Adjusted Net Income is computed as net income (loss) excluding restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock-based compensation, change in fair value of warrant liability, amortization of intangible assets, merger and acquisition related expenses and change in fair value of contingent consideration. EBITDA is defined as net income (loss) before Interest, taxes, depreciation and amortization. Adjusted EBITDA is computed as net income (loss) from operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock-based compensation, change in fair value of warrant liability, interest, income tax expense and merger and acquisition related expenses and change in fair value of contingent consideration. Proforma Adjusted Gross Profit, Proforma Adjusted Gross Profit Percentage, Proforma Adjusted Net Income, Proforma Adjusted EBITDA and Adjusted EBITDA Percentage are computed as Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted EBITDA Percentage, in each case, after assuming that MC Assembly, acquired on November 9, 2018 had been acquired by SMTC on July 1, 2018, the first day of the third quarter of 2018. Reconciliations of Adjusted Gross Profit to gross profit, Adjusted Gross Profit Percentage to gross profit percentage, Adjusted Net Income to net income (loss) EBITDA to net income (loss), Adjusted EBITDA to net income (loss), Adjusted EBITDA Percentage to net income (loss) percentage, Proforma Adjusted Gross Profit to gross profit, Proforma Adjusted Gross Profit Percentage to gross profit percentage, Proforma Adjusted Net Income to net income (loss), Proforma EBITDA to net income (loss), Proforma Adjusted EBITDA to net income (loss) and Proforma Adjusted EBITDA Percentage to net income (loss) percentage are each included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods. SMTC believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business. Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Percentage, Proforma Adjusted Gross Profit, Proforma Adjusted Gross Profit Percentage, Proforma Adjusted Net Income, Proforma Adjusted EBITDA and Adjusted EBITDA Percentage along with other financial performance measures, including [revenue,] gross profit and net income (loss), as reflected in SMTC’s interim consolidated financial statements prepared in accordance with GAAP and included in the attachment.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as  “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other and similar words, and include, but are not limited to, statements regarding SMTC’s expected growth and profitability, the benefits of SMTC’s implementation of operational efficiencies and SMTC’s closure of business operations in Dongguan, China.  For these statements, we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations, integrating acquired companies, ceasing manufacturing in China, fluctuations in demand for customers' products and changes in customers' product sources, competition in the electronics manufacturing services  industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018.  SMTC has more than 50 manufacturing and assembly lines in United States, China and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Defense and Aerospace, Industrial, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors and Telecom, Networking and Communications; and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit boards assemblies production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended		Nine months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Revenue	$88,682	$53,677	$282,267	$135,276
Cost of sales	79,776	48,440	255,740	121,906
Gross profit	8,906	5,237	26,527	13,370
Selling, general and administrative expenses	6,549	3,682	19,908	10,838
Change in fair value of contingent consideration	-	-	(3,050)	-
Change in fair value of warrant liability	(858)	-	(919)	-
Write-down of property,plant and equipment	-	-	-	-
Loss on disposal of property,plant and equipment	-	3	-	3
Restructuring charges	6,454	58	8,624	154

Operating earnings (loss)	(3,239)	1,494	1,964	2,375
Interest expense	2,679	485	8,349	1,195
Income (loss) before income taxes	(5,918)	1,009	(6,385)	1,180
Income tax expense (recovery)
Current	(103)	290	592	596
Deferred	(81)	(145)	14	(191)
	(184)	145	606	405
Net income (loss) and comprehensive income (loss)	$(5,734)	$864	$(6,991)	$775

Basic income (loss) per share	$(0.20)	$0.04	$(0.28)	$0.04
Diluted income (loss) per share	$(0.20)	$0.04	$(0.28)	$0.04

Weighted average number of shares outstanding
Basic	28,057,763	19,335,253	24,954,875	17,866,399
Diluted	28,057,763	19,986,756	24,954,875	18,517,902

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	September 29, 2019	December 30, 2018
Assets

Current assets:
Cash	$601	$1,601
Accounts receivable - net	61,208	72,986
Unbilled contract assets	26,790	20,405
Inventories - net	49,535	53,203
Prepaid expenses and other assets	6,658	5,548
Derivative assets	-	15
Income taxes receivable	358	160
	145,150	153,918
Property, plant and equipment - net	26,348	28,160
Operating lease right of use assets - net	3,887	-
Goodwill	18,165	18,165
Intangible assets - net	14,403	19,935
Deferred financing costs - net	899	668
Deferred income taxes - net	366	380
Total assets	$209,218	$221,226

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	34,840	$25,020
Accounts payable	67,082	76,893
Accrued liabilities	13,387	13,040
Warrant liability	1,090	2,009
Restructuring liability	2,736	-
Contingent consideration	-	3,050
Income taxes payable	94	12
Current portion of long-term debt	1,250	1,368
Current portion of operating lease obligations	1,483	-
Current portion of finance lease obligations	1,316	1,547
	123,278	122,939

Long-term debt	34,154	56,039
Operating lease obligations	2,818	-
Finance lease obligations	9,105	9,947
Total liabilities	169,355	188,925

Shareholders’ equity:
Capital stock	507	458
Additional paid-in capital	293,152	278,648
Deficit	(253,796)	(246,805)
	39,863	32,301
Total liabilities and shareholders' equity	$209,218	$221,226

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Operations:
Net income (loss)	$(5,734)	$864	$(6,991)	$775
Items not involving cash:
Depreciation on property, plant and equipment	1,649	883	4,902	2,426
Amortization of acquired Intangible assets	1,844	-	5,532	-
Unrealized foreign exchange gain on unsettled forward
exchange contracts	-	(108)	-	(338)
Write down of property, plant and equipment	261	-	261	-
Loss on disposal of property, plant and equipment	-	3	-	3
Deferred income taxes (recovery)	(81)	(145)	14	(191)
Amortization of deferred financing fees	755	13	1,300	34
Stock-based compensation	353	75	538	278
Change in fair value of warrant liability	(858)	-	(919)	-
Change in fair value of contingent consideration	-	-	(3,050)	-

Change in non-cash operating working capital:
Accounts receivable	3,743	(9,081)	11,778	(12,096)
Unbilled contract assets	829	(1,695)	(6,385)	(8,183)
Inventories	(3,386)	(3,158)	3,668	(6,009)
Prepaid expenses and other assets	33	435	(1,095)	(1,002)
Income taxes payable	(319)	16	(116)	(32)
Accounts payable	285	7,587	(9,845)	16,582
Accrued liabilities	1,458	1,088	(265)	2,449
Restructuring liability	1,879	-	2,736	-
Net change in operating lease right of use asset and liability	(51)	-	414	-
	2,660	(3,223)	2,477	(5,304)
Financing:
Net advances of revolving credit facility	21,092	4,725	9,820	4,515
Repayments of long-term debt	(22,000)	(500)	(22,625)	(1,500)
Principal repayments of finance lease obligations	(390)	(95)	(1,199)	(189)
Advance of equipment facility	-	735	-	2,629
Proceeds from issuance of stock options	45	-	45	361
Proceeds from issuance of common stock through rights offering		12,587	14,044	12,587
Debt issuance and deferred financing fees	(321)	-	(371)	(48)
	(1,574)	17,452	(286)	18,355
Investing:
Purchase of property, plant and equipment	(1,119)	(1,493)	(3,191)	(3,898)
	(1,119)	(1,493)	(3,191)	(3,898)
Decrease in cash	(33)	12,736	(1,000)	9,153
Cash, beginning of period	634	1,953	1,601	5,536
Cash, end of the period	$601	$14,689	$601	$14,689

Supplementary Information:
Reconciliation of Adjusted EBITDA
	Three months ended		Nine months ended
		Note 1		Note 1
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Net income (loss)	$(5,734)	$864	$(6,991)	$775
Add (deduct):
Depreciation of property, plant and equipment	1,649	883	4,902	2,426
Amortization of Intangible assets	1,844	-	5,532	-
Interest	2,679	485	8,349	1,195
Income tax expense (recovery)	(184)	145	606	405

EBITDA	$254	$2,377	$12,398	$4,801

Add (deduct):
Stock compensation expense	353	75	538	278
Fair value adjustment of warrant liability	(858)	-	(919)	-
Restructuring charges	6,454	58	8,624	154
Merger and acquisitions related expenses	68	-	232	-
Fair value adjustment of contingent consideration	-	-	(3,050)	-
Unrealized foreign exchange gain
on unsettled forward exchange contracts	-	(108)	-	(338)

Adjusted EBITDA	$6,271	$2,402	$17,823	$4,895

Adjusted EBITDA Percentage	7.1%	4.5%	6.3%	3.6%

Note 1: Reflects historical SMTC results as filed

Supplementary Information:
Reconciliation of Adjusted Gross Profit

	Three months ended		Nine months ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Gross Profit	$8,906	$5,237	$26,527	$13,370
Add (deduct):
Amortization of intangible assets	1,844	-	$5,532	-
Unrealized foreign exchange gain
on unsettled forward exchange contracts	-	(108)	-	(338)

Adjusted Gross Profit	$10,750	$5,129	$32,059	$13,032

Adjusted Gross Profit Percentage	12.1%	9.6%	11.4%	9.6%

Supplementary Information:

Reconciliation of Adjusted Net (Loss) Income	Three months ended		Nine months ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net income (loss)	$(5,734)	$864	$(6,991)	$775

add back

Amortization of intangible assets	1,844	-	5,532	-
Unrealized foreign exchange gain
on unsettled forward exchange contracts	-	(108)	-	(338)
Stock compensation expense	353	75	538	278
Fair value adjustment of warrant liability	(858)	-	(919)	-
Restructuring charges	6,454	58	8,624	154
Merger and acquisitions related expenses	68	-	232	-
Fair value adjustment of contingent consisderation	-	-	(3,050)	-

Adjusted net income	2,127	889	3,966	869

Supplementary Information:
Reconciliation of Net Debt

	September 29, 2019	September 30, 2018

Revolver	$34,840	16,706
Term Debt	39,376	6,500
Equipment Facility	-	2,629
Discount (Term Debt)	(3,972)	-
Capital Lease (Finance)	10,421	701
Capital Lease (Operating)	4,301	-
	$84,966	26,536
Cash	(601)	(14,689)
Net Debt	$84,365	11,847

Supplementary Information:
Proforma Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	SMTC	MC	Proforma
	September 30, 2018	September 30, 2018	September 30, 2018

Revenue	$53,677	$40,064	$93,741
Cost of sales	48,440	35,034	83,474
Gross profit	5,237	5,030	10,267
Selling, general and administrative expenses	3,682	2,729	6,411
Impairment of property,plant and equipment	3	-	3
Restructuring charges	58	(13)	45

Operating income	1,494	2,314	3,808
Interest expense	485	1,872	2,357
Income before income taxes	1,009	443	1,452
Income tax expense (recovery)
Current	290	100	390
Deferred	(145)	-	(145)
	145	100	245
Net income, and comprehensive income	$864	$343	$1,207

Supplementary Information:
Reconciliation of Proforma Adjusted EBITDA

	SMTC	MC	Proforma
	September 30, 2018	September 30, 2018	September 30, 2018

Net income	$864	$343	$1,207
Add (deduct):
Depreciation of property, plant and equipment	883	816	$1,699
Interest	485	1,872	$2,357
Income tax expense	145	100	$245

EBITDA	$2,377	$3,130	$5,507

Add (deduct):
Stock compensation expense	75	-	75
Restructuring charges	58	(13)	45
Unrealized foreign exchange loss (gain)	(108)	-	(108)
on unsettled forward exchange contracts

Adjusted EBITDA	2,402	3,117	5,519

Supplementary Information:
Reconciliation of Proforma Adjusted Gross Profit

	SMTC	MC	Proforma
	Sep 30, 2018	Sep 30, 2018	Sep 30, 2018

Gross Profit	$5,237	$5,030	$10,267
Add (deduct):
Unrealized foreign exchange gain
on unsettled forward exchange contracts	(108)	-	(108)
Adjusted Gross Profit	$5,129	$5,030	$10,159
Adjusted Gross Profit %	9.6%	12.6%	10.8%

Supplementary Information:
Reconciliation of Adjusted Net (Loss) Income
	SMTC	MC	Proforma
	Sep 30, 2018	Sep 30, 2018	Sep 30, 2018
Net Loss	$864	$343	$1,207

add back

Amortization of intangible assets	-	-	-
Unrealized foreign exchange loss (gain)	(108)	-	(108)
on unsettled forward exchange contracts			-
Stock compensation expense	75	-	75
Stock Revaluation of Warrant	-	-	-
Restructuring charges	58	(13)	45
Merger and acquisitions related expenses	-	-	-
Contingent Consideration reversal	-	-	-

Adj Net Loss	889	329	1,218

Investor Relations Contact
Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com